EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-8 for the registration of up to 2,000,000 shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, to be issued pursuant to the 2011 Ashland Inc. Incentive Plan, hereby constitutes and appoints JAMES J. O’BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 18, 2010

/s/ James J. O’Brien	/s/ Vada O. Manager
James J. O’Brien, Chairman of the Board,	Vada O. Manager, Director
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Lamar M. Chambers	/s/ Barry W. Perry
Lamar M. Chambers, Senior Vice President	Barry W. Perry, Director
and Chief Financial Officer
(Principal Financial Officer)

/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman, Vice President	Mark C. Rohr, Director
and Controller
(Principal Accounting Officer)

/s/ Roger W. Hale	/s/ George A. Schaefer, Jr.
Roger W. Hale, Director	George A. Schaefer, Jr., Director

/s/ Theodore M. Solso
Bernadine P. Healy, Director	Theodore M. Solso, Director

/s/ Kathleen Ligocki	/s/ John F. Turner
Kathleen Ligocki, Director	John F. Turner, Director

/s/ Michael J. Ward
Michael J. Ward, Director